UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2021

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On August 25, 2021, Sound Financial Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Sound Community Bank (the “Bank”), authorized the Company and the Bank to enter into a change of control agreement (the “CIC Agreement”) with Wes Ochs, Executive Vice President, Chief Financial Officer and Chief Strategy Officer of the Company and the Bank. The CIC Agreement will remain in effect until canceled by either party, upon at least 12 months prior written notice to the other party.
Under the CIC Agreement, the executive will be entitled to a change in control payment from the Company if he is involuntary terminated (as defined in the agreement) concurrently with or within 12 months following a change in control (as defined in the agreement). In such an event, the executive will be entitled to receive a lump sum cash payment equal to two times his then current annual base salary. The CIC Agreement also provides that for a period ending upon the earlier of (i) eighteen (18) months after the effective date of the executive‘s termination or (ii) the date of the executive’s full time employment by another employer that provides substantially similar benefits, at no premium cost to the executive, the Company shall maintain the same group health benefits and other group insurance and group retirement benefits as the executive would have received had he continued to be employed by the Company and/or the Bank, to the extent that the Company and the Bank can do so under the terms of applicable plans as are maintained by the Company and the Bank for the benefit of its executive officers from time to time. All of the above payments that would be made in connection with a change in control are subject to cut-back to the extent the payments are deemed “parachute payments” under Section 280G of the Internal Revenue Code, as amended.
The CIC Agreement also subjects the Executive to customary covenants and restrictions, including non-disparagement and non-solicitation provisions.
The foregoing summary of the CIC Agreement is qualified in its entirety by reference to the CIC Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Change in Control Agreement dated August 25, 2021 by and among Sound Financial Bancorp, Inc., Sound Community Bank and Wes Ochs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: August 31, 2021	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO